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                                                                  Exhibit 10.130


                                LOAN AGREEMENT


This agreement between BANK ONE, TEXAS, NATIONAL ASSOCIATION, and its successors and assigns (the "Bank"), whose address is 1301 South Bowen Road, Suite 125, Arlington, Texas 76013, and EAGER BEAVER CAR WASH, INC., a Florida corporation (the "Borrower"), whose address is 1000 Crawford Place, Suite 400, Mount Laurel, New Jersey 08054, is effective the 28th day of November, 2000.

1.       Credit Facilities.

         1.1 Scope. This agreement governs Facility A, and, unless otherwise hereafter agreed to in writing by Bank and Borrower or prohibited by applicable law, governs all of the Liabilities.

         1.2 Facility A (Term Loan). The Bank agrees to extend credit to the Borrower in the form of a term loan (the "Term Loan") in the principal sum of Six Million, Seven Hundred Fifty-Four Thousand, Four Hundred and No/100 Dollars ($6,754,400.00) ("Facility A"), bearing interest and payable as set forth in the Promissory Note executed concurrently with this agreement, and with any renewals, modifications or extensions thereof. The proceeds of the Term Loan shall be used for the purpose of refinancing existing debt associated with the purchase of Eager Beaver Car Wash and Red Baron Truck Wash, and for financing the purchase of Beneva Car Wash, and for working capital, the security for which Term Loan and is described in Exhibit "A" attached hereto and incorporated herein.

         1.3 Liabilities. The term "Liabilities" in this agreement means all obligations, indebtedness and liabilities of the Borrower, to the Bank or to BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. The term "Rate Management Transaction" in this agreement means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among the Borrower, the Bank or BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         1.4 Notes. The term "Notes" in this agreement means the Promissory Note described in Subsection 1.2 above and all promissory notes, instruments and/or contracts evidencing the terms and conditions of the Liabilities.

         1.5 Credit Facilities. The term "Credit Facilities" in this agreement means all extensions of credit from Bank to Borrower, now existing or hereafter arising, including but not limited to, those described in this Section 1.

2.       Conditions Precedent.

         2.1 Conditions Precedent to Term Loan. Before disbursement of the proceeds of the Term Loan, the Borrower shall have delivered to the Bank, in form and substance satisfactory to the Bank:

                  A. Loan Documents. The Note evidencing the Term Loan, and as applicable, the security agreements, the pledge agreements, financing statements, mortgages or deeds of trust, the guaranties, the subordination agreements, and any other loan documents which the Bank may require to give effect to the transaction described in this agreement (together with this agreement, the "Loan Documents").

                  B. Evidence of Due Organization and Good Standing. Evidence, satisfactory to the Bank, of the due organization and good standing of the Borrower and every other business entity that is a party to this agreement or any other loan document required by this agreement.

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                  C.       Evidence of Authority to Enter into Loan Documents.
                           Evidence that (i) each party to this agreement and any other loan document required by this agreement is authorized to enter into the transactions described in this agreement and the other loan documents, and
                           (ii) the person signing on behalf of each such party is authorized to do so.

                  D. Environmental Indemnity. An Environmental Indemnity Agreement on the Bank's form and as of the date of this agreement.

         2.2 Conditions Precedent to Each Extension of Credit. Before any extension of credit governed by this agreement, whether by disbursement of a loan, issuance of a letter of credit or otherwise, the following conditions must be satisfied:

                  A. Representations. The representations in Section 5 of this agreement are true on and as of the date of the extension of credit;

                  B. No Event of Default. No default has occurred in any provision of this agreement and is continuing or would result from, the extension of credit;

                  C. Additional Approvals, Opinions, and Documents. The Bank has received any other approvals, opinions and documents as it may reasonably request; and

                  D. Cross Collateralization and Cross Default. The loan documents securing each of the Credit Facilities shall contain cross default and cross collateralization provisions for any and all of the other Credit Facilities by and between Borrower and Bank and Guarantor and Bank and between Borrower and any affiliates or subsidiaries of Bank and Guarantor and any affiliates or subsidiaries of Bank.

3.       Affirmative Covenants.  The Borrower and Guarantor shall:

         3.1 Insurance. Maintain insurance with financially sound and reputable insurers covering its properties and business against those casualties and contingencies and in the types and amounts as are in accordance with sound business and industry practices, and as required by any of the Loan Documents.

         3.2 Existence. Maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and obligations when due under normal terms, and pay on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Bank's request, adequate funds or security has been pledged to insure payment.

         3.3. Financial Records. Maintain proper books and records of account in accordance with generally accepted accounting principles, and consistent with financial statements previously submitted to the Bank.

         3.4 Inspection. Permit the Bank to inspect and copy the Borrower's and Guarantor's business records related to it at such times and at such intervals as the Bank may reasonably require, and to discuss the Borrower's and Guarantor's business, operations and financial condition with the Borrower's and Guarantor's officers and accountants.

         3.5. Management. Maintain the current management of Borrower and Guarantor. A change in the management of Borrower or Guarantor must have the prior written consent of Bank, however, such consent shall not be unreasonably withheld, provided that Borrower's or Guarantor's new management is as qualified as existing management.

         3.6 Financial Reports. Furnish, or cause to be furnished, to the Bank whatever information, books and records the Bank may reasonably request, including at a minimum:

                  Borrower. Borrower will deliver to Bank within forty-five (45)
                  --------
                  days after the end of each fiscal quarter of Borrower a financial statement or balance sheet and income statement of Borrower as of the end of such period. Borrower will deliver to Bank, within one hundred twenty (120) days after the close of the fiscal year a financial statement or balance sheet and income statement of such Borrower as of the end of such fiscal year. Such financial statements, balance sheets and income statements shall be in form, scope and detail satisfactory to Bank and shall be prepared by Borrower or representative of Borrower acceptable to Bank. If, and as often as, reasonably requested by Bank, Borrower will make further reports of operations in such form as Bank prescribes, setting out full data requested by Bank.

                  Borrower further covenants and agrees with Bank that, while this Loan Agreement is in effect, within forty-five (45) days after the end of each fiscal quarter of Borrower, and within one hundred twenty (120) days after the end of each fiscal year of Borrower, Borrower shall furnish to Bank a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Bank, (a) certifying that the representations and warranties set forth in this Loan Agreement are true and correct

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                  as of the date of the certificate and that, as of the date of the certificate, no Event of Default exists under this Loan Agreement, and (b) based upon Borrower's financial statements for the ended fiscal year, demonstrating compliance with all financial covenants applicable to Borrower as set forth in this Loan Agreement.

                  Guarantor. Guarantor will deliver to Bank, within one hundred
                  ---------
                  twenty (120) days after the close of the fiscal year of such Guarantor a financial statement or balance sheet and income statement of Guarantor as of the end of such period. Such financial statements, balance sheets and income statements will include all subsidiaries and shall be in form, scope and detail satisfactory to Bank and shall be audited by a certified public accountant acceptable to Bank acceptable to Bank. If, and as often as, reasonably requested by Bank, said Guarantor will make further reports of operations in such form as Bank prescribes, setting out full data requested by Bank.

                  Guarantor further covenants and agrees with Bank that, while this Loan Agreement is in effect, within sixty (60) days after the end of each fiscal quarter of Guarantor, and within one hundred twenty (120) days after the end of each fiscal year of Guarantor, Guarantor shall furnish or cause to be furnished to Bank a certificate executed by Guarantor's chief financial officer, or other officer or person acceptable to Bank, demonstrating that, based upon, as applicable, Guarantor's quarterly or audited annual financial statements, as of the ended fiscal quarter or year, Guarantor was in compliance with the financial covenants applicable to Guarantor as set forth in this Loan Agreement.

                  Guarantor further covenants and agrees with Bank that, while this Loan Agreement is in effect, Guarantor will furnish or cause to be furnished to Bank, within sixty (60) days after filing, a copy of each quarterly 10-Q Report of Guarantor filed with the Securities and Exchange Commission.

         3.7 Notices of Claims, Litigation, Defaults, etc. Promptly inform the Bank in writing of (1) all existing and all threatened litigation, claims, investigations, administrative proceedings and similar actions affecting the Borrower which could materially affect the financial condition of the Borrower or Guarantor; (2) the occurrence of any event which gives rise to the Bank's option to terminate the Credit Facilities; (3) the institution of steps by Borrower or Guarantor to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which Borrower or Guarantor may have liability; (4) any additions to or changes in the locations of Borrower's or Guarantor's businesses; and (5) any alleged breach of any provision of this agreement or of any other agreement related to the Credit Facilities by the Bank.

         3.8 Additional Information. Furnish such additional information and statements as Bank may request from time to time.

         3.9 Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party.

         3.10 Additional Assurances. Make, execute and deliver to Bank such other agreements as Bank may reasonably request to evidence the Credit Facilities and to perfect any security interests.

         3.11 Employee Benefit Plans. Maintain each employee benefit plan as to which Borrower may have any liability, in compliance with all applicable requirements of law and regulations.

         3.12 Appraisals. Reimburse Bank for any and all costs incurred by Bank if, from time to time while any of the Liabilities remains unpaid, Bank, in its sole discretion, obtains an appraisal of all or any part of any collateral securing any of the Credit Facilities which is real property. At the request of Borrower, Bank will furnish Borrower with a copy of any such appraisal.

         3.13     Debt Service Coverage Ratio.

                  Borrower. Borrower covenants and agrees with Bank that, while
                  --------
                  this Loan Agreement is in effect, Borrower will comply with the following: Maintain, as of the end of each fiscal quarter, a ratio of (a) net income, plus amortization, depreciation, and interest expense, plus lease expense, for the preceding full twelve month period, to (b) current maturities of long term debt, plus current maturities of long term leases, plus operating lease expense, for the same such twelve month period, of not less than 1.2 to 1.0. All computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis.

                  Borrower further covenants and agrees with Bank that, while this Loan Agreement is in effect, Borrower will comply with the following: Maintain, as of the end of each fiscal quarter, a ratio of (a) net income, plus amortization, depreciation, and interest expense, plus lease expense, minus Distributions, for the preceding full twelve month period, to (b) current maturities of long term debt, plus current maturities of long term leases, plus operating lease expense, for the same such twelve month period, of not less than 1 to 1. As used in this covenant, the term "Distributions" shall mean all dividends and other distributions made by Borrower to its parent, Mace Security International, Inc. Except as provided above, all computations made to determine

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                  compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis.

                  Guarantor. Guarantor covenants and agrees with Bank that,
                  ---------
                  while this Loan Agreement is in effect Guarantor will comply with the following: Maintain, as of the end of each fiscal quarter, a ratio of (a) net income, plus amortization, depreciation, and interest expense, plus income taxes, for the preceding full twelve-month period, to (b) current maturities of long term debt, plus current maturities of long term leases, plus interest expense, for the same such twelve- month period, of not less than the Required Ratio. As used herein, "Required Ratio" shall mean 1.4 to 1.0 for the twelve-month period ending December 31, and 1.5 to 1.0 for the twelve-month periods ending March 31, June 30 and September 30. All computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis.

         3.14     Debt to Tangible Net Worth Ratio.

                  Borrower. Borrower covenants and agrees with Bank that, while
                  --------
                  this Loan Agreement is in effect, Borrower will comply with the following: Maintain as of the end of each fiscal quarter, a ratio of (a) total liabilities, to (b) Tangible Net Worth, of less than 2.5 to 1.0. As used in this covenant, the term "Tangible Net Worth" shall mean Borrower's total assets excluding all intangible assets (including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, and similar intangible items) less total liabilities excluding Subordinated Debt. As used in this covenant, the term "Subordinated Debt" shall mean all indebtedness owing by Borrower which has been subordinated by written agreement to all indebtedness now or hereafter owing by Borrower to Bank, such agreement to be in form and substance acceptable to Bank. Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

                  Guarantor. Guarantor covenants and agrees with Bank that,
                  ---------
                  while this Loan Agreement is in effect, Guarantor will comply with the following: Guarantor will maintain as of the end of each fiscal quarter, a ratio of (a) total liabilities, to (b) Tangible Net Worth, of less than 2 to 1. As used in thus covenant, the term "Tangible Net Worth" shall mean Guarantor's total assets excluding all intangible assets (including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, and similar intangible items) less total liabilities excluding Subordinated Debt. As used in this covenant, the term "Subordinated Debt" shall mean all indebtedness owing by Guarantor which has been subordinated by written agreement to all indebtedness now or hereafter owing by Guarantor to Bank, including but not limited to Guarantor's guarantee of indebtedness of Borrower to Bank, such agreement to be in form and substance acceptable to Bank. Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis.

4.       Negative Covenants.

         4.1 Unless otherwise noted, the financial requirements set forth in this section will be computed in accordance with generally accepted accounting principles applied on a basis consistent with financial statements previously submitted by the Borrower and Guarantor to the Bank.

         4.2 Without the written consent of the Bank, the Borrower or Guarantor will not:

                  A. Transfer of Ownership or Assets. Permit the sale, transfer or pledge of any material portion of its assets for less than full and adequate consideration.

                  B. Liens. Create or permit to exist any lien on any of its property, real or personal, except existing liens known to the Bank; liens to the Bank; liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities.

                  C. Use of Proceeds. Use, or permit any proceeds of the Term Loan to be used, directly or indirectly, for any purpose other than as stated in Section 1.2 above.

                  D. Continuity of Operations. (1) Engage in any business activities substantially different from those in which Borrower and Guarantor are presently engaged;
                           (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve, or sell any assets out of the ordinary course of business; or (3) enter into any arrangement with any person providing for the leasing by the Borrower or Guarantor or any subsidiary of real or personal property which has been sold or transferred by the Borrower or Guarantor or subsidiary to such person.

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                  E.       Affiliate Transactions. Guarantor will not engage in
                           any transaction with an affiliate of Guarantor, other than wholly owned subsidiaries, unless such transaction is made on terms no less favorable than those available with similarly qualified third parties.

5. Representations by Borrower. Borrower represents that: (a) the execution and delivery of this agreement and the Promissory Note evidencing the Term Loan, and the performance of the obligations they impose, do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party, (b) this agreement and the Notes are valid and binding agreements, enforceable according to their terms, (c) all balance sheets, profit and loss statements, and other financial statements and other information furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates, (d) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may in any one case or in the aggregate materially adversely affect Borrower's financial condition and properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Bank in writing, (e) all of Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental changes have been paid in full, except those presently being contested by Borrower in good faith and for which adequate reserves have been provided, (f) Borrower is not a "holding company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (g) Borrower is not a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (h) there are no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that Borrower could assert with respect to this agreement or the Credit Facilities, (i) no portion of any advance under any Credit Facility shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by BANK ONE CORPORATION or any of its subsidiaries or affiliates or their successors, during the underwriting period and for 30 days thereafter, (j) Borrower owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, and
         (k) no part of the proceeds of the Credit Facilities will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System of the United States (the "Board") as now and from time to time hereafter in effect or for any purpose which violates the provisions of any regulations of the Board. Each Borrower, other than a natural person, further represents that:
         (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized, and (b) the execution and delivery of this agreement and the Notes and the performance of the obligations they impose (i) are within its powers, (ii) have been duly authorized by all necessary action of its governing body, and (iii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

6. Default/Remedies. If any of the Credit Facilities are not paid at maturity, whether by acceleration or otherwise, or if a default by anyone occurs under the terms of this agreement, the Notes or any agreement related to the Credit Facilities, then the Bank shall have all of the rights and remedies provided by any law or agreement.

7.       Miscellaneous.

         7.1 Notices. Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand, (b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision.

         7.2 No Waiver. No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Bank of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default is effective unless it is in writing and signed by the Bank, nor shall a waiver on one occasion bar or waive that right on any future occasion.

         7.3 Integration. This agreement supersedes all prior loan agreements relating to any of the Credit Facilities. If any one or more of the obligations of the Borrower under this agreement or the Notes is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement or the Notes in any other jurisdiction.

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         7.4      Governing Law and Venue. This agreement is delivered in the
                  State of Texas and governed by Texas law (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this agreement may be brought in any state or federal court located in such state, as the Bank in its sole discretion may direct. By execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. The Borrower waives any claim that the State of Texas is not a convenient forum or the proper venue for any such suit, action or proceeding.

         7.5 Captions. Section headings are for convenience of reference only and do not affect the interpretation of this agreement.

         7.6 Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this agreement shall include all of Borrower's subsidiaries and affiliates. Notwithstanding the foregoing, however, under no circumstances shall this agreement be construed to require Bank to make any loan or other financial accommodation to any of Borrower's subsidiaries or affiliates.

         7.7 Survival of Representations and Warranties. Borrower understands and agrees that in extending the Credit Facilities, Bank is relying on all representations, warranties, and covenants made by Borrower in this agreement or in any certificate or other instrument delivered by Borrower to Bank under this agreement. Borrower further agrees that regardless of any investigation made by Bank, all such representations, warranties and covenants will survive the making of the Credit Facilities and delivery to Bank of this agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower's indebtedness to Bank shall be paid in full.

         7.8 Non-Liability of Bank. The relationship between Borrower and Bank created by this agreement is strictly a debtor and creditor relationship and not fiduciary in nature, nor is the relationship to be construed as creating any partnership or joint venture between Bank and Borrower. Borrower is exercising Borrower's own judgment with respect to Borrower's business. All information supplied to Bank is for Bank's protection only and no other party is entitled to rely on such information. There is no duty for Bank to review, inspect, supervise or inform Borrower of any matter with respect to Borrower's business. Bank and Borrower intend that Bank may reasonably rely on all information supplied by Borrower to Bank, together with all representations and warranties given by Borrower to Bank, without investigation or confirmation by Bank and that any investigation or failure to investigate will not diminish Bank's right to so rely.

         7.9 Indemnification of Bank. Borrower agrees to indemnify, defend and hold Bank and BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, and each of their respective shareholders, directors, officers, employees and agents (collectively the "Indemnified Persons") harmless from any and all obligations, claims, liabilities, losses, damages, penalties, fines, forfeitures, actions, judgments, suits, costs, expenses and disbursements of any kind or nature (including, without limitation, any Indemnified Person's attorneys' fees) (collectively the "Claims") which may be imposed upon, incurred by or assessed against any Indemnified Person (whether or not caused by any Indemnified Person's sole, concurrent, or contributory negligence) arising out of or relating to this agreement; the exercise of the rights and remedies granted under this agreement (including, without limitation, the enforcement of this agreement and the defense of any Indemnified Person's action or inaction in connection with this agreement); and in connection with Borrower's failure to perform all of Borrower's obligations under this agreement, except to the limited extent that the Claims against any such Indemnified Person are proximately caused by such Indemnified Person's gross negligence or willful misconduct. The indemnification provided for in this section shall survive the termination of this agreement and shall extend to and continue to benefit each individual or entity who is or has at any time been an Indemnified Person.

                  Borrower's indemnity obligations under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting Borrower's assets or Borrower's business activities. Should any Claim be made or brought against any Indemnified Person by reason of any event as to which Borrower's indemnification obligations apply, then, upon any Indemnified Person's demand, Borrower, at its sole cost and expense, shall defend such Claim in Borrower's name if necessary, by the attorneys for Borrower's insurance carrier (if such Claim is covered by insurance), or otherwise by such attorneys as any Indemnified Person shall approve. Any Indemnified Person may also engage its own attorneys at its reasonable discretion to defend Borrower and to assist in its defense and Borrower agrees to pay the fees and disbursements of such attorneys.

                  WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF BORROWER AND BORROWER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO CLAIMS, OBLIGATIONS, DAMAGES, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES), DEMANDS, LIABILITIES, PENALTIES, FINES AND FORFEITURES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON.

         7.10 Counterparts. This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

         7.11 Sole Discretion of Bank. Whenever Bank's consent or approval is required under this agreement, the decision as to whether or not to consent or approve shall be in the sole and exclusive discretion of Bank and Bank's decision shall be final and conclusive.

         7.12 Advice of Counsel. Borrower acknowledges that it has been advised by counsel, or had the opportunity to be advised by counsel, in the negotiation, execution and delivery of this agreement and any documents executed and delivered in connection with the Credit Facilities.

         7.13 Recovery of Additional Costs. If the imposition of or any change in any law, rule, regulation, or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify, or make applicable any taxes (except federal, state, or local income or franchise taxes imposed on Bank), reserve requirements, capital adequacy requirements, or other obligations which would (A) increase the cost to Bank for extending or maintaining the Credit Facilities, (B) reduce the amounts payable to Bank under the Credit Facilities, or (C) reduce the rate of return on Bank's capital as a consequence of Bank's obligations with respect to the Credit Facilities, then Borrower agrees to pay Bank such additional amounts as will compensate Bank therefor, within five (5) days after Bank's written demand for such payment. The Bank's demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

         7.14 Conflicting Terms. If this agreement is inconsistent with any provision in any agreement related to the Credit Facilities, the Bank shall determine, in the Bank's sole and absolute discretion, which of the provisions shall control any such inconsistency.

         7.15 Expenses. Borrower agrees to pay or reimburse Bank for all its out-of-pocket costs and expenses and reasonable attorneys' fees incurred in connection with the development, preparation and execution of, and in connection with the enforcement or preservation of any rights under, this agreement, any amendment, supplement, or modification thereto, and any other documents prepared in connection herewith or therewith. These costs and expenses include without limitation any costs or expenses incurred by Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

         7.16 Loan Participation. Borrower agrees that Bank may provide any information Bank may have about Borrower or about any matter relating to the Note to BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of the Note. Borrower agrees that Bank may at any time sell, assign or transfer one of more interests or participations in all or any part of its rights or obligations in the Note to one or more purchases whether or not related to Bank.

8. WAIVER OF SPECIAL DAMAGES. THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

9. JURY WAIVER. BORROWER AND BANK HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN BORROWER AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS LOAN AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS LOAN AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.

Executed by the parties as of November 28, 2000.

BANK:                                          BORROWER:

BANK ONE, TEXAS, NATIONAL ASSOCIATION          EAGER BEAVER CAR WASH, INC., a
                                                Florida corporation


By: /s/ Mark W. Warren                         By: /s/ Robert M. Kramer
    ------------------                             --------------------
       Mark W. Warren, Senior Vice President       Robert M. Kramer, Secretary

                          ACKNOWLEDGMENT BY GUARANTOR



The undersigned acknowledges that it had the opportunity to review the above agreement. This acknowledgment shall not be deemed or construed to affect or impair any provisions of any guaranty agreement executed and delivered by the undersigned.

                                       MACE SECURITY INTERNATIONAL, INC.


                                       By:    /s/ Gregory M. Krzemien
                                              -----------------------
                                                Gregory M. Krzemien, Treasurer

                                                                  Exhibit 10.130

                                PROMISSORY NOTE


$6,754,400.00                                                  November 28, 2000

     FOR VALUE RECEIVED, on or before November 28,  2003  ("Maturity Date"), the
                                                            -------------
undersigned, EAGER BEAVER CAR WASH, INC., a Florida corporation, and if more than one, each of them, jointly and severally (hereinafter referred to as "Borrower"), promises to pay to the order of BANK ONE, TEXAS, NATIONAL
---------
ASSOCIATION ("Bank") at its offices in Tarrant County, Texas at 1301 S. Bowen
              ----
Road, Suite 125, Arlington, Texas 76013, the principal amount of SIX MILLION, SEVEN HUNDRED FIFTY-FOUR THOUSAND, FOUR HUNDRED AND NO/100 DOLLARS ($6,754,400.00) ("Total Principal Amount"), or such amount less than the Total
                  ----------------------
Principal Amount which has been advanced to Borrower if the total amount advanced under this Promissory Note ("Note") is less than the Total Principal
                                      ----
Amount, together with interest on such portion of the Total Principal Amount which has been advanced to Borrower from the date advanced until paid at a fluctuating rate per annum which shall from day to day be equal to the lesser of
(a) the Maximum Rate (as hereinafter defined), or (b) a rate ("Contract Rate"),
                                                               -------------
calculated on the basis of the actual days elapsed but computed as if each year consisted of 360 days, equal to the sum of (i) the Prime Rate (as hereinafter defined), plus (ii) one-fourth percent (.25%); provided, however, that if at any time the Contract Rate shall exceed the Maximum Rate, thereby causing the interest on this Note to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on this Note below the Maximum Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued on this Note if the Contract Rate had at all times been in effect.

     The term "Maximum Rate," as used herein, shall mean at the particular time
               ------------
in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If such maximum rate of interest changes after the date hereof and this Note provides for a fluctuating rate of interest, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective date of each change in such Maximum Rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

     The term "Prime Rate," as used herein, shall mean a rate per annum equal to
               ----------
the prime rate of interest announced from time to time by Bank One, Texas, National Association or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes, each change in the rate to be charged on this Note to become effective without notice to Borrower on the effective date of each change in the Maximum Rate or the Prime Rate, as the case may be.

     Interest on this Note is computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

     The principal of and all accrued but unpaid interest on this Note shall be due and payable without offset or reduction as follows:

     (x)   Principal and interest shall be amortized on the basis of a fifteen
(15) year term payable in monthly installments of principal and interest in the amount of Seventy-One Thousand, Five Hundred Fifty-Three and 59/100 Dollars ($71,553.59) commencing on December 28, 2000, and continuing on the same day of each month thereafter through November 28, 2001. Interest shall be adjusted with each change in the Prime Rate. Each such payment shall be applied first to accrued but unpaid interest and then to principal. Commencing on December 28, 2001 and continuing through November 28, 2002, the amount of such monthly principal and interest payments shall be determined based upon the Prime Rate in effect on November 28, 2001, and amortized over the remaining portion of the fifteen (15) year amortization period. Commencing on December 28th of each year beginning in 2002, the monthly principal and interest installments thereafter due and payable shall be adjusted annually based on the remaining portion of the fifteen (15) year amortization period and the Prime Rate in effect on the 28th day of November of that year. In the event the Prime Rate shall increase to a rate such that the monthly payment of principal and interest then payable shall not be sufficient to equal the total unpaid interest accrued to such payment date, then Borrower shall pay monthly an amount equal to the interest due on such payment date.

     (x) the outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date.

     If a payment is ten (10) or more days late, Borrower will pay a delinquency charge in an amount equal to the greater of (i) $25.00, or (ii) 5.0% of the amount of the delinquent payment up to the maximum amount of $1,500.00 per late charge. Upon default, including failure to pay upon final maturity, Bank, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the applicable interest rate on this Note three (3.00) percentage points, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law.

     Borrower may from time to time prepay all or any portion of the principal of this Note for which right Borrower shall also pay a penalty equal to a percentage of the prepayment amount. Prior to the first anniversary date of the Note, the penalty shall be three percent (3%). After the first anniversary date of the Note and after each successive anniversary date thereafter, the penalty previously in effect shall reduce by one percent (1%). Partial prepayments shall be applied to installments of principal in the inverse order of maturity and will not reduce the amount or time of payment of the remaining installments. Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon delinquency or other default, Bank reserves the right to apply payments among principal, interest, late charges, collection
costs and other charges, at its discretion.   All prepayments shall be applied
to the indebtedness owing hereunder in such order and manner as Bank may from
time to time determine in its sole discretion.   All payments and prepayments of
principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Bank indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other
                                         ------------
than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. The books and records of Bank shall be prima facie
                                                                     ----- -----
evidence of all outstanding principal of and accrued and unpaid interest on this Note.

     This Note has been executed and delivered pursuant to that certain Loan Agreement of even date herewith by and between Borrower and Bank ("Loan
                                                                   ----
Agreement"), and is secured by, inter alia, the following:
---------                       ----- ----

          A Mortgage of even date herewith from Borrower in favor of Bank, covering certain real property situated in Lee, Manatee and Sarasota Counties, Florida, as more particularly described therein.

                                 .

     This Note, the Loan Agreement and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Note, including but not limited to those documents described above, are hereinafter collectively referred to as the "Loan Documents." The holder of this Note is entitled to the
                    --------------
benefits and security provided in the Loan Documents.

     Borrower agrees that no advances under this Note shall be used for personal, family or household purposes, and that all advances hereunder shall be used solely for business, commercial, investment, or other similar purposes.

     Borrower agrees that upon the occurrence of any one or more of the following events of default ("Event of Default"):
                              ----------------

          (a) failure of Borrower to pay any installment of principal of or interest on this Note or on any other indebtedness of Borrower to Bank when due; or

          (b) the occurrence of any event of default specified in any of the other Loan Documents; or

          (c) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of, any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise;

the holder of this Note may, at its option, without further notice or demand,
(i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, (iii) foreclose all liens securing payment hereof, (iv) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity, or (v) pursue any combination of the foregoing.

     The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof.
The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

     This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Bank's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Bank that all excess amounts theretofore collected by Bank be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code, is applicable to this Note, the "weekly ceiling" specified in such Chapter 303 is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

     If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

     Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

     Borrower agrees that Bank may provide any information Bank may have about Borrower or about any matter relating to this Note to BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this Note. Borrower agrees that Bank may at any time sell, assign or transfer one of more interests or participations in all or any part of its rights or obligations in this Note to one or more purchases whether or not related to Bank.

     BORROWER AND BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN BORROWER AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.

     THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.


                              BORROWER:

                              EAGER BEAVER CAR WASH, INC., a Florida corporation



                              By:   /s/ Robert M. Kramer
                                  --------------------------------------
                                        Robert M .Kramer, Secretary